EXHIBIT 10.34


                            LINE OF CREDIT AGREEMENT

              THIS LINE OF CREDIT AGREEMENT (the  "Agreement")  made and entered into this 27th day of August, 1997, is by and between LAS VEGAS ENTERTAINMENT NETWORK, INC., a Delaware corporation  (the  "Lender"),  and NORDIC  GAMING  CORPORATION,  a
                   corporation organized and existing under the laws of the province of Ontario, Canada (the "Borrower").

                                   Background

         The Borrower and each of the shareholders of the Borrower are parties to a Shareholders Agreement dated of even date herewith (the "Shareholders Agreement"), pursuant to which, among other things, Nunzio P. DeSantis, one of the shareholders ("DeSantis"), has agreed to make available to the Borrower, or to cause another party to make available to the Borrower, a loan in the aggregate maximum principal amount of $1,300,000 (the "Credit Facility") on such terms and subject to such conditions as are set forth in this Agreement and the Line of Credit Note (as defined herein). In satisfaction of his obligation as aforesaid, DeSantis has requested that the Lender extend to the Borrower the Credit Facility, and the Lender is willing to extend such Credit Facility upon the terms and subject to the conditions set forth below. All amounts referred to in this Agreement shall be in United States dollars.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth below, and intending to be legally bound, the parties agree as follows:

                  i.                ARTICLE          CREDIT FACILITY.

a. Extension of Credit Facility. Upon the terms and subject to the conditions of this Agreement, the Lender is extending to the Borrower a line of credit facility pursuant to which (from time to time until the Termination Date, as defined in Section 1.7 below) the Lender will make loans to the Borrower in such amounts as the Borrower may request up to an aggregate amount at any time outstanding not in excess of the Maximum Indebtedness under the Credit Facility. The Borrower shall use the proceeds of the Credit Facility to fund operating expenses incurred by the Borrower in excess of operating revenues in the day to day operation of the Fort Erie Racetrack (the "Racetrack").

a. Maximum Indebtedness. The outstanding principal balance of the Credit Facility shall at no time exceed $1,300,000.00 (the "Maximum Indebtedness"). The Borrower covenants and agrees that in event the outstanding principal balance of the Credit Facility should exceed, at any time and for any reason, the Maximum Indebtedness, then the full amount of such excess, together with any accrued and unpaid interest thereon, shall be immediately due and payable. Under no circumstances shall any principal amount repaid by the Borrower to the Lender be available for additional borrowings, it being the intention of the parties that the Credit Facility shall not be a revolving credit facility.

a. Interest. Interest shall accrue on the aggregate unpaid principal balance of the Credit Facility from time to time outstanding at a fixed annual rate equal to ten percent (10%); provided, however, that, from and after an Event of Default (as defined herein) in the payment of interest and or principal when due, whether at maturity or upon acceleration, interest on any such overdue amounts shall accrue at a fixed annual rate of twelve percent (12%) until the same shall be discharged in full. Interest shall accrue and be payable by the Borrower, together with the principal amount then outstanding, on the Maturity Date. Interest shall be computed on the basis of the actual number of days in the calendar year divided by 360.


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a.  Annual   Equivalent.   The  parties  agree  that  the  principle  of  deemed
reinvestment of interest shall not apply to any interest calculation under this Agreement, and the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields. Whenever interest hereunder is by the terms hereof to be calculated on the basis of a year of 360 days, the rate of interest applicable under this Agreement to such calculation expressed as an annual rate for the purposes of the Interest Act (Canada) is equivalent to such rate as so calculated multiplied by the number of days in the calendar year in which the same is to be ascertained and divided by 360.

a. Maturity Date. The principal amount outstanding on the Credit Facility, together with accrued and unpaid interest thereon and all other amounts due the Lender under the Line of Credit Note (defined below) or this Agreement shall be due and paid in full on the first anniversary of the date of the Line of Credit Note, (the "Maturity Date").

a. Prepayment. The Borrower shall be entitled to prepay, in whole or in part, the outstanding principal balance of the Line of Credit Note at any time and from time to time, without penalty. Any prepayments shall be in multiples of $10,000 and shall be applied first to accrued and unpaid interest and thereafter, to the principal balance then outstanding.

a. Line of Credit Note. The obligation of the Borrower to pay the outstanding balance of the Credit Facility and interest accrued thereon shall be evidenced by a promissory note, substantially in the form attached to this Agreement as Exhibit A, issued by the Borrower to the Lender, in the principal amount of $1,300,000 (the "Line of Credit Note").

a. Termination of Credit Facility. The Credit Facility shall terminate (the "Termination Date") on the first to occur of: (i) the Permanent Financing Date;
(ii) the VLT Cut-Off Date; (iii) the Maturity Date; or (iv) the occurrence of an Event of Default under this Agreement. As used in this Agreement, the terms (i) "Permanent Financing Date" means the date on which the Company first receives proceeds from a Permanent Financing; (ii) "Permanent Financing" means bank or similar institutional long-term debt financing of the Borrower (i.e., maturing beyond twelve months from the date of issue) and secured by the Company's assets; and (iii) "VLT Cut-Off Date" means the date on which there is installed at the Racetrack one or more video lottery terminals other than for the benefit of `a provincially sanctioned charity, gaming club or casino. From and after the Termination Date, the Lender shall have no further obligation or commitment to make Advances to the Borrower or to accept Advance Requests pursuant to Section
1.9 hereof, and the Maximum Indebtedness from and after the Termination Date shall equal the lesser of (A) the principal amount outstanding on the Termination Date and (2) $1,300,000. The termination of the Credit Facility on the Termination Date shall not terminate any rights of the Lender unless and until the indebtedness under the Credit Facility has been paid in full.

a. Method of Requesting Advances. Requests for advances under the Credit Facility (an "Advance") shall be made in writing; the Lender shall not extend an Advance in response to an oral request. The Borrower shall deliver to the Lender a written request for an Advance (an "Advance Request") not less than two (2) business days prior to the date of such proposed Advance. To be effective, each Loan Request shall be signed by the President or Chief Financial Officer of the Borrower, or their designated officer or agent, and shall (A) specify (i) the amount of the Advance, which shall be made in whole multiples of $10,000, (ii) the date on which the Borrower requests the Lender to extend such Advance and
(iii) the account to which the proceeds of such Advance are to be wired, and (B) certify that (i) no Event of Default has occurred or is continuing or will result from the proposed borrowing and (ii) the Borrower has performed in all material respects all agreements and satisfied all conditions contained in this Agreement required to be


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performed by it. Loan Requests  received after 12:00 noon Mountain Time shall be deemed received on the next business day.

a. Disbursement of Advances. The Lender shall disburse the proceeds of each Advance to the Borrower by wire transfer to the account of the Borrower designated in the Advance Request. The Lender shall maintain records of all Advances extended, accrued interest, payments of interest, and payments of principal. Absent manifest error, the Lender's records of the making of Advances, the calculation of accrued interest, and payments of interest and principal shall be conclusive and binding upon the Borrower.

a.                         Net Payments, etc.

(1) Any and all payments made by the Borrower hereunder shall be made to the Lender in full, without set-off or counterclaim and free and clear of and without deduction or withholding for, or on account of, any and all present and future taxes. If the Borrower is required by law to deduct or withhold any taxes from or in respect of any sum payable hereunder to the Lender, (i) the sum payable shall be increased, as may be necessary, so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 1.11.1), the Lender receives an amount equal to the sum that it would have received had no such deductions or withholdings been made, (ii) the Borrower shall make such deductions and withholdings, and (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority in accordance with applicable laws.

(1) The Borrower shall indemnify the Lender for the full amount of any taxes (other than Excluded Taxes) imposed by any jurisdiction on amounts payable by the Borrower under this Article 1 paid or payable by the Lender and any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto, whether or not such taxes were correctly or legally asserted, and any taxes (other than Excluded Taxes) levied or imposed with respect to any indemnity payment made under this Section 1.11.2. This indemnification shall be made within thirty (30) days after the date the Lender makes written demand therefor.

(1) Within thirty (30) days after the date of any payment of taxes withheld by the Borrower in respect of any payment by the Borrower to the Lender, the Borrower shall furnish to the Lender, the original or a certified copy of a receipt issued by the relevant taxing authority evidencing payment by the Borrower to such taxing authority of any Taxes (other than Excluded Taxes) with respect to any payment payable to the Lender.

(1) For the purposes of this Section 1.11, "Excluded Taxes" means, in relation to the Lender, (i) any taxes imposed on the Lender's net income or capital by Canada or any province thereof as a result of the Lender (a) carrying on a trade or business therein or having a permanent establishment therein, (b) being organized under the laws thereof, or (c) being or being deemed to be resident therein, or (ii) any taxes imposed solely by reason of the failure of the Lender to comply with a request by the Borrower to comply with any certification, identification or other reporting requirements imposed by applicable laws with respect to nationality, residence or other connection with relevant jurisdiction but, for greater certainty, the taxes payable pursuant to Part XIII of the Income Tax Act (Canada) shall be deemed not to be Excluded Taxes.

(1) The Borrower's obligations under this Section 1.11 shall survive the termination of this Agreement and the payment of all amounts payable under this Agreement.



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1.       ARTICLE           CONDITIONS OF LENDING.

          a. Conditions Precedent to Funding. The Lender's obligation to fund the Credit Facility is subject to the satisfaction of the following conditions:

(1) The acquisition of the Racetrack shall have occurred and the Borrower shall have taken title to the assets conveyed to it free and clear of all liens, claims, charges, security interests and other encumbrances.

(1) The Borrower shall have executed and delivered to the Lender the following documents:

(a)                      This Agreement;
(b)                      The Line of Credit Note;
(c)                      The Security Agreement (as defined herein);
 (d)      The Mortgage (as defined herein); and
 (e)      Such additional documents or instruments and such
                  additional approvals and opinions as the Lender may request.

a. Additional Conditions Precedent. As additional conditions precedent to the funding by the Lender of each Advance requested by the Borrower under the Credit Facility:

(1) The representations and warranties made by the Borrower in this Agreement shall be true and correct on and as of the date of the Advance Request and the date of the funding of the Advance, with the same effect as though made on and as of such dates.

(1) No Event of Default shall have occurred or be continuing or shall result from the funding of the Advance.

(1) No material adverse change, as determined by the Lender in its sole discretion, shall have occurred in the condition of the Borrower, financial or otherwise, since the date of this Agreement, other than the incurrence of operating losses in the ordinary course of business as reflected in the Monthly Financial Statements.

(1) The Lender shall have received such additional documents or instruments and such additional approvals and opinions as the Lender may request.

1.       ARTICLE           SECURED OBLIGATION.

a. Security Interest in Assets of Borrower; Security Agreement and Mortgage. To secure all of the Borrower's obligations under the Line of Credit Note and under this Agreement, the Borrower has concurrently herewith granted to the Lender:
(a) a first and prior lien and security interest in and to the Collateral, as such term is defined in the Security Agreement dated of even date herewith (the "Security Agreement"), which Security Agreement is hereby confirmed and ratified as being in full force and effect and incorporated into this Agreement by reference, and (b) a first and prior lien and mortgage upon the real property owned by the Borrower as described in and in accordance with a Mortgage dated of even date herewith (the "Mortgage"), which Mortgage is hereby confirmed and ratified as being in full force and effect and incorporated into this Agreement by reference. The security interest in the Collateral and the Mortgage on the real property of the Borrower shall be discharged upon payment in full of the indebtedness of the Borrower to the Lender under the Line of Credit Note and this Agreement.

1.       ARTICLE           REPRESENTATIONS AND WARRANTIES.

a.                         Representations and Warranties of Borrower.

(1) The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the Province of Ontario; has all requisite power and authority, corporate or otherwise, to conduct its business and to own and operate its properties; and is duly qualified as a foreign corporation to do business in, and is in good standing in, all jurisdictions in which the failure to qualify could have a material adverse affect on the financial condition, assets, business or results of operations of the Borrower.

(1) The Borrower has all requisite corporate power and corporate authority to execute and deliver this Agreement, the Line of Credit Note, the Security Agreement and the Mortgage (collectively, the "Credit Documents") and any other documents to which it is a party that are required to be executed and delivered to the Lender in connection with this Agreement, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Borrower of the Credit Documents and any other documents to which it is a party and which are executed and delivered to the Lender have been duly authorized by all necessary corporate action and do not and will not violate any provision of law or the charter or bylaws of the Borrower or result in a breach of or constitute a default under any agreement, indenture or instrument to which the Borrower is a party or by which its properties may be bound or affected and which is material to the Borrower's business.

(1) The Credit Documents and the other documents to which the Borrower is a party and which are executed and delivered to the Lender are legal, valid and binding obligations of the Borrower, enforceable in accordance with their terms.

(1) The Borrower is not in default in the performance of any agreement, indenture or instrument material to its business to which it may be party or by which its properties may be bound or with respect to any order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic (Canadian) or foreign.

(1) No authorization, consent, approval, license, exemption by or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic (Canadian) or foreign, is or will be necessary for the valid execution, delivery or performance by the Borrower of the Credit Documents or any other documents to which it is a party and which are executed and delivered to the Lender.

1.       ARTICLE           COVENANTS.

a. Covenants. So long as any portion of the Credit Facility is or remains outstanding and unpaid, the Borrower covenants and agrees that, unless the Lender otherwise consents in writing:

(1) The Borrower shall preserve and maintain its corporate existence and good standing in its jurisdiction of incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which the failure to qualify could have a material adverse effect on the financial condition, assets, business or results of operations of the Borrower.


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(2) The Borrower shall comply in all material respects with all federal,  state, provincial and local laws and regulations applicable to it in the operation of its business (including, without limitation, the laws and regulations of any governmental entity regulating horse racing, casino and gaming operations) or with regard to the ownership of its properties and assets, except where the failure to comply would not materially and adversely affect its financial condition, assets, business or results of operations, or its ability to perform its obligations under the Credit Documents.

(1) The Borrower shall observe and comply with all covenants and agreements set forth in any material agreement, contract, instrument or document.


a. Financial Reporting. The Borrower shall furnish to the Lender within 15 days from the end of each calendar month an unaudited cash flow statement and income statement, prepared in accordance with generally accepted accounting principles consistently applied and certified as true and correct by the Borrower's Chief Financial Officer, for the calendar month immediately preceding. The Borrower shall also promptly furnish or cause to be furnished to the Lender such information and reports as the Lender may from time to time reasonably request, including, but not limited to, furnishing copies of all reports delivered by the Borrower to The Ontario Jockey Club (the "OJC") in connection with Loss Indemnification Proceeds (as defined below).

a. Proceeds from OJC Paid Over to Lender. Concurrently upon the delivery by the Borrower to the Lender of the first Advance Request, the Borrower shall execute and deliver to the Lender its Assignment (and shall concurrently deliver the Assignment to the OJC), pursuant to which the Borrower shall assign to the Lender all of the Borrower's right, title and interest in and to all monies required to be paid by the OJC to the Borrower pursuant to Section 9.2.1 of the Purchase Agreement dated as of June 11, 1997 between the OJC and the Borrower ("Loss Indemnification Proceeds"). The Borrower shall also provide to the Lender concurrently with the Assignment the written consent of the OJC consenting to the assignment to the Lender of the Loss Indemnification Proceeds. In the event that, notwithstanding the execution and delivery of the Assignment as aforesaid, the Borrower receives any Loss Indemnification Proceeds, the Borrower shall be deemed to hold such Loss Indemnification Proceeds solely in trust for the benefit of the Lender and shall forthwith deliver such Loss Indemnification Proceeds to the Lender by wire transfer to an account designated by the Lender for the deposit of same. Any Loss Indemnification Proceeds received by the Lender pursuant to this Section 5.3 shall be deemed a mandatory prepayment by the Borrower of amounts due under this Agreement and the Line of Credit Note and shall be applied first to accrued and unpaid interest and thereafter to the principal balance then outstanding.

a. Proceeds from Permanent Financing to be Paid to Lender. The Borrower hereby covenants and agrees that all amounts due under the Line of Credit Note and this Agreement shall be discharged in full from the proceeds of the Permanent Financing, and only upon such payment in full shall the security interest in the Collateral and the Mortgage on the real property be discharged.

1.       ARTICLE           DEFAULTS AND REMEDIES.

a. Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" under this Agreement:

(1) The Borrower fails to pay the principal of or interest on the Line of Credit Note as and when due, and such failure continues for a period of ten (10) days after the Lender gives written notice to the Borrower of such failure; or



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(1) The Borrower fails to observe or perform any other  agreements,  conditions, undertakings or covenants in this Agreement to be observed or performed by it and such failure continues for a period of forty-five (45) days after the Lender gives written notice to the Borrower of such failure; or

(1) Any representation or warranty made in this Agreement by the Borrower or in an other Credit Document proves to have been false or erroneous in any material respect when made; or

(1) The Borrower becomes insolvent or unable to pay its debts as they mature, or files or institutes a voluntary petition or proceeding under any provision of any applicable bankruptcy, insolvency or other similar statute relating to debt adjustment or reorganization; or any such petition or proceeding is filed or instituted against the Borrower and is consented to by Borrower or remains undismissed for ninety (90) days; or the Borrower makes an assignment for the benefit of its creditors; or the Borrower applies for or consents to the appointment of a receiver or custodian for its assets; or any attachment or garnishment is initiated or filed against the Borrower's properties or assets; or

(1) The Borrower voluntary ceases to conduct its principal business; a permanent injunction is issued against any material aspect of the Borrower's operations by any court of competent jurisdiction, the result of which is to cause a material impairment in the Borrower's ability to continue in business; the Borrower voluntary commences dissolution or liquidation proceedings, or such proceedings are commenced against the Borrower; or the Borrower sells substantially all of its assets in one or a series of transactions.

(1) An Event of Default occurs and continues under any of the other Credit Documents (after giving effect to the passage of all applicable grace periods).

a. Remedies. Upon the occurrence of any Event of Default or at any time during the continuance of any Event of Default, the Lender may: (i) at its election, declare all or any portion of the Credit Facility to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower; or (ii) in addition to the rights specifically granted in this Agreement, exercise the rights and remedies available to it existing in equity, at law, by virtue of statute or otherwise, including, without limitation, those arising under the Security Agreement and the Mortgage, without further stay, any law, usage or custom to the contrary notwithstanding.

a. Remedies Cumulative; No Waiver. All rights and remedies granted by this Agreement or otherwise available at law, in equity, by statute, or otherwise, shall be cumulative and concurrent and may be pursued singly, successively or together, at the Lender's sole option, and may be exercised from time to time and as often as occasion therefor shall occur until the indebtedness evidenced by this Agreement is paid in full. No course of dealing and no failure or delay by the Lender to exercise any such right or remedy shall in any event be construed as a waiver or release of same by the Lender or shall affect any other or future exercise thereof by the Lender. The Lender shall not be deemed, by any act or omission, to have waived any of its rights or remedies under this Agreement unless such waiver is in writing and signed by the Lender and then only to the extent specifically set forth in writing.

a. Costs and Expenses of Collection. If the Lender refers the Line of Credit Note and this Agreement to counsel because of an Event of Default under such document, then the Borrower shall reimburse the Lender upon demand for the reasonable, actual attorneys' fees and costs incurred by the Lender as a result of the occurrence of such Event of Default or referral.



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1.       ARTICLE           MISCELLANEOUS.

a. Notice. Any and all notices required or permitted to be given under this Agreement to be effective shall be in writing and shall be deemed to have been duly given or made (i) when made or given, if given by hand delivery, (ii) when sent, if sent by facsimile, provided that if a facsimile is sent after 5:00 p.m. in the recipient's time zone, then such notice shall be deemed given the next business day; (iii) three days following its deposit into the United States Mail, postage prepaid, and sent by certified mail, return receipt requested, if mailed, or (iv) one business day following its delivery to any nationally recognized express carrier guaranteeing delivery the next business day, if sent by overnight mail, and addressed as follows, unless notice of a change of address shall have been given in accordance with the provisions of this paragraph:

         If to the Lender:   Las Vegas Entertainment Network, Inc.
                             1801 Century Park East
                                   Suite 2300
                              Los Angeles, CA 90067
                            telecopy: (310) 551-1942

         If to the Borrower:                         Nordic Gaming Corporation
                                                     c/o Blake, Casel & Graydon
                                                     Box 25, Commerce Court West
                                                     Toronto, Ontario M5L 1A9
                                                     Attention:  Frank Guarascio
                                                     telecopy: (416) 863-2653

a. Interest Savings Clause. This Agreement is subject to the express condition that at no time shall the Borrower be obligated or required to pay interest on the unpaid principal amount of the Loan at a rate that could subject the Lender to civil or criminal liability as a result of being in excess of the maximum rate that the Borrower is permitted by law to contract to pay. If the Borrower is at any time required or obligated by the terms of this Agreement to pay interest on the unpaid principal amount of the Loan at a rate in excess of such maximum rate, the rate of interest under this Agreement shall be deemed immediately reduced to such maximum rate, and interest payable under this Agreement shall be computed at such maximum rate and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the unpaid principal of this Agreement.

a. Currency Indemnity. If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement, it becomes necessary to convert into the currency of any jurisdiction (the "Judgment Currency") any amount due under this Agreement in any currency other than the Judgment Currency (the "Currency Due"), then conversion shall be made at the rate of exchange prevailing on the business day before the day on which judgment is given. For this purpose "rate of exchange prevailing" means the rate at which the Lender is able, on the relevant date, to purchase the Currency Due with the Judgment Currency. In the event that there is a change in the rate of exchange prevailing between the business day before the day on which the judgment is given and the date of receipt by the Lender of the amount due, the Borrower will, on the date of receipt by the Lender, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by the Lender on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by the Lender is the amount then due under this Agreement in the Currency Due. If the amount of the Currency Due which the Lender is so able to purchase is less than the amount of the Currency Due originally due to it, the Borrower shall indemnify and save the Lender harmless from and against loss and damage arising as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Lender from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or under any judgment or order.

a. No Assignment. The Borrower may not assign its rights, duties or obligations under this Agreement or the other Credit Documents without the prior written consent of the Lender, which consent may be withheld for any reason whatsoever. The Lender may assign its rights, duties or obligations under this Agreement and the other Credit Documents to another shareholder of the Borrower or to an affiliate of such shareholder, notwithstanding anything in the Shareholders Agreement to the contrary.

a. Governing Law. The construction, interpretation and enforcement of this Agreement, the Note and the other Credit Documents shall be governed by and construed in accordance with the laws of the State of Nevada. The Lender and the Borrower acknowledge and agree that the only appropriate forums for any legal dispute arising under or in connection with this Agreement, the Note and/or the Other Documents are, and each party hereby irrevocably submits itself to the personal jurisdiction of, (i) the United States District Court of the District of Nevada, and the parties consent and agree that such court shall have sole jurisdiction over any matter arising under or in connection hereunder or thereunder, or (ii) in the event that such District Court does not have, or will not assume, jurisdiction over such dispute, the Eighth Judicial District of the State of Nevada.

a. Waiver of Jury Trial. THE BORROWER WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER, OR IN ANY PROCEEDING IN ANY WAY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE LINE OF CREDIT NOTE OR ANY OTHER DOCUMENT OR AGREEMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH OR THEREWITH, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, AND THE BORROWER AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

a. Headings. The headings used in this Agreement are for convenience of reference only, and shall not control or affect the provisions of this Agreement.

a. Binding Agreement; Integration. This Agreement shall be binding upon and operate for the benefit of the Lender and the Borrower, and their respective successors and permitted assigns. This Agreement contains the complete agreement of the parties with respect to the subject matter hereof, and shall not be amended, modified or supplemented except in a writing signed by the parties hereto.

a.   Counterparts.   This   Agreement  may  be  executed  and  delivered  in  of
     counterparts, each of which shall constitute an original but all of which shall constitute one and the same instrument.

a. Time is of the Essence. The Borrower hereby acknowledges and agrees that the prompt and timely performance by it of its obligations under this Agreement is of the essence.

a. Provisions Severable. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, any such invalidity or unenforceability shall not effect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

                  Evidence of Indebtedness. The Borrower has executed and delivered this Agreement, and the Lender has accepted this Agreement, as evidence of indebtedness only, and not in payment or satisfaction of any indebtedness or obligation.


                  IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute and deliver this Line of Credit Agreement on the date first above written.

                                    LAS VEGAS ENTERTAINMENT NETWORK, INC.



                                    By:  ___________________________



                                    NORDIC GAMING CORPORATION



                                    By: /s/Chester Waxman




10522173.04

                               LINE OF CREDIT NOTE

U.S. $1,300,000.00                          August 27, 1997

     FOR VALUE RECEIVED, NORDIC GAMING CORPORATION, a corporation organized and existing under the laws of the Province of Ontario, Canada (the "Borrower"), promises to pay to the order of LAS VEGAS ENTERTAINMENT NETWORK, INC., a
Delaware corporation (together with its successors and assigns, being hereinafter collectively referred to as the "Lender"), in lawful money of the United States of America, the lesser of (i) the principal sum of ONE MILLION THREE HUNDRED THOUSAND DOLLARS (U.S. $1,300,000) (or such lesser amounts as may be advanced hereunder) or (ii) the outstanding balance of the Credit Facility as of the Termination Date, together with accrued and unpaid interest thereon and any other sums payable to the Lender under the terms of the Line of Credit Agreement dated as of the date of this Line of Credit Note, between the Borrower and the Lender (together with any amendments or supplements thereto, the "Credit Agreement"). This Line of Credit Note is the Line of Credit Note referred to in, and is payable in accordance with, the Credit Agreement. Any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed thereto in the Credit Agreement.

         Interest on the unpaid principal balance due hereunder shall be computed and shall accrue on the basis of a 360-day year for the actual number of days elapsed, at a rate per annum determined pursuant to Section 1.3 of the Credit Agreement. Interest shall accrue on the unpaid principal balance and shall be payable in full, together with the principal balance then outstanding and any other amounts owed with respect to the Credit Facility under the Credit Agreement, on the Maturity Date.

         Advances hereunder shall be noted in the books and records of the Lender and such notation shall be, absent manifest error, conclusive evidence of the total amount of Advances made under the Credit Agreement. All Advances so noted and made hereunder shall be conclusively presumed to have been made to and at the request and for the benefit of the Borrower as provided in the Credit Agreement.

         The Borrower may prepay this Line of Credit Note in accordance with the terms of the Credit Agreement.

         All payments of principal and interest shall be paid in lawful money of the United States of America in immediately available funds at the office of the Lender or such other place as the Lender may designate in writing.

The terms, covenants, conditions, provisions, stipulations and agreements of the Credit Agreement are hereby made a part of this Line of Credit Note to the same extent and with the same effect as if they were fully set forth herein, and the Borrower does hereby covenant to abide by and to comply with each and every term, covenant, provision, stipulation, promise, agreement and condition set forth in this Line of Credit Note and in the Credit Agreement. The holder of this Line of Credit Note is entitled to the benefits of the Credit Agreement to which reference is hereby made for a statement of the terms and conditions under which this Line of Credit Note is issued. The holder acknowledges and agrees that the Credit Agreement contains certain provisions which provide, among other things, for the acceleration of the maturity of this Line of Credit Note upon the occurrence of certain stated events and also for the prepayment of principal prior to the Maturity Date upon the terms and conditions specified in the Credit Agreement.


         The Borrower, its permitted successors or assigns, and all persons liable hereon or for the payment of this Line of Credit Note, waive presentment for payment, demand, protest, and notice of nonpayment, demand and protest, and consent to any and all renewals, extensions or modifications that might be made by the Lender prior to the time of payment of this Line of Credit Note from time to time.

         This Line of Credit Note shall be governed by the laws of the State of Nevada.

THE BORROWER WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER, OR IN ANY PROCEEDING IN ANY WAY ARISING OUT OF OR IN CONNECTION WITH, THIS LINE OF CREDIT NOTE OR THE CREDIT AGREEMENT OR ANY OTHER DOCUMENT OR AGREEMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH OR THEREWITH, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, AND THE BORROWER AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.


         IN WITNESS WHEREOF, intending to be legally bound, the Borrower has caused this Line of Credit Note to be duly executed and delivered on the date first above written.


                            NORDIC GAMING CORPORATION

                                            By:      /S/ Chester Waxman

                                            Name: Chester Waxman

                                            Title:   Vice President



10522180.03



                                      xvii.

                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT is made and entered into this 27 day of August, 1997, by and among NORDIC GAMING CORPORATION, a corporation organized and existing under the laws of the province of Ontario, Canada (the "Debtor"), and LAS VEGAS ENTERTAINMENT NETWORK, INC., a Nevada corporation (the "Secured Party").

                                   BACKGROUND

A. The Debtor is indebted to the Secured Party under a Line of Credit Note (the "Note") dated of even date herewith issued to the Secured Party under and pursuant to a Line of Credit Agreement dated of even date herewith between the Debtor and the Secured Party (the "Credit Agreement").

A. The Debtor has agreed to grant to the Secured Party security for the Debtor's current and future obligations to the Secured Party arising under the Note and Credit Agreement (collectively, the "Credit Documents").

A. The terms of this Security Agreement without definition that are defined in the Personal Property Security Act, as enacted in the Province of Ontario and in effect on the date of this Security Agreement (the "Personal Property Security Act"), shall have the meanings ascribed to them in the Personal Property Security Act, unless the context requires otherwise.

                                    AGREEMENT

         NOW THEREFORE, intending to be legally bound, the Debtor and the Secured Party hereby agree as follows:

1. Section Creation of Security Interest. The Debtor hereby grants to the Secured Party a first and prior lien on and security interest in and to the property hereinafter described, whether now owned or hereafter acquired or arising and wherever located (the "Collateral"):

All tangible and intangible personal property of the Debtor, including but not limited to:

(a) all accounts, accounts receivable, rights under contracts, chattel paper, instruments and all obligations due the Debtor for goods sold or to be sold, leased or to be leased, or services rendered or to be rendered ("Accounts");

(a) all inventory, whether raw materials, work-in-process, finished goods, parts or supplies or otherwise; all goods, merchandise and other property held for sale or lease or to be furnished under any contract of service; all documents of title covering any goods which are or are to become and any such goods which are leased or consigned to others ("Inventory"); (b) all leases and rental agreements for personal property between the Debtor as lessor (whether by origination or derivation) and any and all persons or parties as lessee(s), and all rentals, purchase option amounts, and other sums due thereunder; and all inventory, equipment, goods and property subject to such leases and rental agreements and all accessions, parts and tools attached thereto and used therewith and all of the Debtor's residual or reversionary rights therein;

                                      xvii.

(a) all machinery, equipment, furniture, fixtures, tools, motor vehicles, and all accessories, parts and equipment now or hereafter affixed thereto or used in connection therewith, and all other tangible personal property ("Equipment");

(a) all  general  tangibles,  including  but  not  limited  to all tax  refunds,
patents,   trademarks,   service  marks,  trade  names,   copyrights  and  other
intellectual property and proprietary rights;

(a) all additions, replacements, attachments, accessions and substitutions to or for any Inventory or Equipment;

(a) all property of the Debtor, including without limitation, instruments, chattel paper and documents, which at any time the Secured Party shall have or have the right to have in its possession, or which is in transit to it (pursuant to the terms of a letter of credit or otherwise);

(a) all books and records evidencing or relating to the foregoing, including, without limitation, billing records of every kind and description, customer lists, data storage and processing media, software and related materia; and

(a) all proceeds, which term shall have the meaning given to it in the Personal Property Security Act and shall additionally include but not be limited to, whatever is received upon the use, lease, sale, exchange, collection or other utilization or any disposition of any of the collateral described in subparagraphs (a) through (h) above, whether cash or noncash, and including without limitation, rental or lease payments, accounts, chattel paper, instruments, documents, contract rights, general intangibles, equipment, inventory and insurance proceeds; and all such proceeds of the foregoing ("Proceeds").

1. Section Secured Obligations. The security interest created by this Security Agreement is given as security for the proper payment, performance, satisfaction and discharge of the payment of any principal, interest and any other liabilities of the Debtor to the Secured Party under the Credit Documents, whether thereunder now existing or hereafter created (the "Obligations").

1. Section Representations and Warranties. The Debtor, as of the date hereof represents and warrants as follows: 3.01 Good Title to Collateral. The Debtor has good and marketable title to the Collateral, free and clear of all liens and encumbrances other than the security interests granted to the Secured Party.

3.02 Location of Books and Records. The Debtor maintains its records concerning the Collateral at 230 Catherine Street, Fort Erie, Ontario, L2A 5N9 or at the location(s) hereafter disclosed to the Secured Party pursuant to
     Section 8 hereof.

3.03 Chief Executive Office. The chief executive office of the Debtor is 230
                                 ----------------------
Catherine Street, Fort Erie, Ontario, L2A 5N9 or at the location(s) hereafter disclosed to the Secured Party pursuant to Section 8 hereof.


                                      xix.

3.04 Location of Inventory and Equipment. All Inventory and Equipment of the Debtor is located at 230 Catherine Street, Fort Erie, Ontario, L2A 5N9 or at the location(s) hereafter disclosed to the Secured Party pursuant to
     Section 8 hereof.

1.   Section Collection, Disposition and Use of Collateral.

4.01 Accounts Receivable. So long as there has been no Event of Default hereunder, the Debtor shall be permitted to collect its accounts receivable and to spend the proceeds thereof.

4.02 Inventory. So long as there has been no Event of Default hereunder, the Debtor shall be permitted to process and sell its Inventory, but only to the extent that such processing and sales are conducted in the ordinary course of the Debtor's business.

4.03 Equipment. So long as there has been no Event of Default hereunder, the Debtor shall be permitted to use its Equipment in the ordinary course of its business.

1.                         Section   Covenants of the Debtor.

5.01 Affirmative Covenants. The Debtor hereby covenants that so long as any of the Obligations have not been fully satisfied, the Debtor shall comply with the following affirmative covenants:

(a) The Debtor shall preserve and maintain its existence as an Ontario corporation, and its good standing in all jurisdictions in which it conducts business and the validity of all its licenses, permits, certificates of compliance or grants of authority required in connection with the conduct of its business, except where the failure to maintain such validity would not have a material adverse effect on the business, financial condition or results of operations of the Debtor or on the Collateral, taken as a whole (a "MAE").

(b) The Debtor shall notify the Secured Party in writing immediately of the institution of any litigation, the commencement of any administrative proceedings, the happening of any event or the assertion or threat of any claim which could materially and adversely affect its business, operations, prospects or financial condition, or the occurrence of any Event of Default (as defined in paragraph 6 hereof) hereunder or of an event which, with the passage of time or the giving of notice or both, would constitute an Event of Default hereunder.

(c) The Debtor will comply with all material local, provincial and federal laws and regulations applicable to its business; and the Debtor shall notify the Secured Party immediately in detail of any actual or alleged breach, violation, default or failure to comply with or perform under any such material  laws or  regulations,  or of the  occurrence  or existence of any facts or circumstances which, with the passage of time or the giving of notice or both, could create such a breach, violation, default or failure, except where such breach, violation, default or failure would not constitute an MAE.

(d) The Debtor shall promptly notify the Secured Party of (A) any claims, actions or legal proceedings instituted or threatened against the Debtor, involving One Hundred Thousand Dollars (U.S. $100,000) or more individually or in the aggregate; (B) any subpoena, citation, order to show cause, or other legal process or order directing the Debtor to become a party to or participate in any proceeding by or before any governmental agency, and it shall include with such notice a copy of any such subpoena,

                                       xx.

citation, order to show cause or other legal process or order; or (C) any dispute or investigation arising between the Debtor and any person which could have a MAE.

(e) Upon the request of the Secured Party, the Debtor shall warrant and defend title to the Collateral, subject to the rights of the Secured Party, against the claims and demands of all persons whomsoever.

(f) The Debtor shall maintain complete and accurate books, accounts and records in accordance with generally accepted accounting principles consistently applied.

(g) The Debtor shall promptly notify and provide the Secured Party with a notice of the opening of any new places of business, the closing of any existing places of business, the conduct of business by it under any name or through any entity other than Nordic Gaming Corporation or Fort Erie Racetrack, and the relocation of any of the Collateral.

          (h) The Debtor shall immediately notify the Secured Party if any of its Accounts arise out of contracts with the Province of Ontario, with Canada or with any department, agency or instrumentality of either of them.

(i) The Debtor shall immediately notify the Secured Party in the event that there ever arises against any of the Collateral any lien, security interest, encumbrance, or tax or other liability, whether or not entitled to priority over the Secured Party's security interest hereunder.

5.02 Negative Covenants. The Debtor covenants and agrees that so long as any of the Obligations have not been fully satisfied, the Debtor shall comply with the following negative covenants unless otherwise waived by the Secured
     Party:

(a) The Debtor shall not transfer, sell, lease, assign, conceal or otherwise dispose of any of the Collateral, not take the same or attempt to take or remove the same from the province where it is currently located, without delivering prior written notice of any such action to the Secured Party; provided, however, that, notwithstanding anything to the contrary contained herein, prior to the occurrence of an Event of Default (as defined in paragraph 6 hereof), the Debtor shall have the right to process and sell any of its Inventory in the ordinary course of its business.

          (b) The Debtor shall not mortgage, pledge, grant or permit to exist a securityinterest in or lien upon any of the Collateral.

          (c) The Debtor shall not permit any action to be taken that may impair the value of any of the Collateral or the security intended to be afforded hereby.

          (d) The Debtor shall not permit the Collateral to become an accession to other property.

          1. Section Event of Default. The occurrence of any one or more of the following will be an Event of Default hereunder.

          6.01 Default by the Debtor. The failure of the Debtor to pay, when due, any debt or obligation due to any of the Secured Party.

                                      xxi.

          6.02 Failure to Observe Covenants. The failure of the Debtor to keep, observe or perform any provisions of this Security Agreement or any of the Credit Documents, which failure is not cured and remedied within the later to occur of forty-five (45) days after notice of the failure is given to the Debtor or the passage of all applicable grace periods provided in such instruments under which such default has arisen.

          6.03 Representations, Warranties. If any representation, warranty or certificate furnished by the Debtor under or in connection with the Security Agreement or any of the Credit Documents shall, at any time, be materially false or incorrect.

          6.04 Event of Default under the Note. If there shall occur and be continuing an Event of Default under the Note.

1. Section Secured Party's Rights Upon Event of Default. Upon the occurrence of an Event of Default hereunder, or at any time thereafter, the Secured Party may immediately and without notice do any or all of the following, which rights and remedies are cumulative, may be exercised from time to time, and are in addition to any rights and remedies available to the Secured Party.

          7.01 Personal Property Security Act Rights. Exercise any and all of the rights and remedies of a secured party under the Personal Property Security Act, including the right to require the Debtor to assemble the Collateral and make it available to the Secured Party at a place reasonably convenient to the parties.

          7.02 Operation of Collateral. Operate, utilize, recondition and/or refurbish (at the Secured Party's sole option and discretion and in any manner) any of the Collateral which is Equipment, for the purpose of enhancing or preserving the value thereof or the value of any Collateral.

          7.03 Payments to Secured Party. Notify all account debtors and direct them to make all payments in respect to Accounts directly to or for the account of the Secured Party.

          7.04 Appoint Receiver. Appoint by instrument in writing one or more Receivers (meaning a receiver, a manager or a receiver and manager) of the Debtor or any or all of the Collateral with such rights, powers and authority (including any or all of the rights, powers and authority of the Secured Party under this Agreement) as may be provided for in the instrument of appointment or any supplemental instrument, and remove and replace any such Receiver from time to time. To the extent permitted by applicable law, any Receiver appointed by the Secured Party will (for purposes relating to responsibility for the Receiver's acts or omissions) be considered to be the agent of the Debtor and not of the Secured Party.

          7.05 Court-Appointed   Receiver.   Apply  to  a  court  of   competent
               jurisdiction for the appointment of a Receiver of the Debtor or of any or all of the Collateral.

          7.06 Consultants. Require the Debtor to engage a consultant of the Secured Party's choice, or engage a consultant on its own behalf, such consultant to receive the full cooperation and support of the Debtor and its employees, including unrestricted access to the premises, books and records of the Debtor; all reasonable fees and expenses of such consultant shall be for the account of the Debtor and the Debtor hereby authorizes any such consultant to report directly to the Secured party and to disclose to the Secured Party any and all information obtained in the course of such consultant's employment.


                                      xxii.

          7.07 Sale of Collateral. Upon five (5) calendar days' prior written notice to the ------------------ Debtor, which the Debtor hereby acknowledges to be sufficient, commercially reasonable and proper, sell, lease or otherwise dispose of any or all of the Collateral at any time and from time to time at public or private sale, with or without advertisement thereof and apply the proceeds of any such sale first to the Secured Party's expenses in preparing the Collateral for sale (including reasonable attorneys' fees) and second to the complete satisfaction of the Obligations. The Debtor waives the benefit of any marshalling doctrine with respect to the Secured Party's exercise of their rights hereunder. Effective upon default, the Debtor grants a royalty-free license to the Secured Party for all patents, service marks, trademarks, trade names, copyrights, computer programs and other intellectual property and proprietary rights sufficient to permit the Secured Party to exercise all rights granted to the Secured Party under this Section; provided, however, that such license shall be granted only to the extent permitted by law, only to the extent not otherwise contractually prohibited and only to the extent that such license does not materially impair any benefits granted to any other party pursuant to any other license or similar grant of use or application.

7.08 Release of Errors, Etc. The Debtor waives and releases all errors, defects and imperfections in any proceedings instituted by the Secured Party under the terms of this Security Agreement, as well as all benefits that might accrue to it by virtue of any present or future laws exempting Collateral, or any part of the proceeds arising from any sale of any such Collateral, from attachment, levy or sale under execution, or providing for any stay of execution to be issues on any judgment recovered on the Note.

1.   Section  Financing  Statements;   Protection  and  Perfection  of  Security
     Interest.

8.01 Financing Statements. At the request of the Secured Party, the Debtor shall execute one or more financing statments in form satisfactory to the Secured Party, and will pay the cost of filing the same in all public offices where filing is deemed by the Secured Party to be necessary or desirable.


          8.02 Certificates of Title. At the request of the Secured Party from time to time, the Debtor, at its expense, will promptly secure the necessary certificates of title and take all steps necessary to cause the interest of the Secured Party to be properly noted on any certificates of title issued or outstanding with respect to any item of the Collateral that is now or hereafter subject to a certificate of title or is required by laws to be.

          8.03 Recordations. At the request of the Secured Party from time to time, Debtor will execute, acknowledge, witness, deliver and file or record in the proper governmental office, or procure the execution, acknowledgment, witnessing and delivery and the filing and recordation in the proper governmental offices of, any instrument, paper or document satisfactory to the Secured Party, and shall take or cause to be taken any other action which the Secured Parties may deem necessary or desirable to create, preserve, perfect, extend, modify, terminate or otherwise affect any security interest granted pursuant hereto, or to enable the Secured Party to exercise or enforce any of its rights hereunder.

          8.04 Powers of Attorney. The Debtor hereby irrevocably appoints any representative of the Secured Party as the attorney-in-fact of the Debtor to execute all documents, including, without limitation, financing statements, and to perform all acts on behalf of the Debtor that the Secured Party reasonably deems necessary to protect, perfect and keep perfected the security interest created by this Security Agreement.


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          1.   Section  Notices.  Any written  notices  required or permitted by this Security Agreement shall be effective if delivered in person or if sent by first-class mail, or if sent by reliable overnight commercial courier (charges prepaid), to:

                           If to the Debtor:

                           Nordic Gaming Corporation
                           c/o Blake, Cassels & Graydon
                           Box 25, Commerce Court West
                           Toronto, Ontario  M5L 1A9
                           Attention:  Frank Guarascio

                           If to the Secured Party:
                           Las Vegas Entertainment Network, Inc.
                           1801 Century Park East, Suite 2300
                           Los Angeles CA 90067
                           Attention:  Chairman

                  The addresses may be changed only in accordance with the provisions of this Section 9.

1.                         Section   Miscellaneous.
 .01 No Waiver. No delay or omission by the Secured Party in exercising any right or remedy hereunder shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any exercise thereof or the exercise of any other right or remedy.

          10.02Costs.  In the  event  of a  dispute  between  the  parties,  the
               prevailing   party  in  any  litigation  shall  be  paid  by  the
               non-prevailing party in any litigation, upon demand, the prevailing party's costs and expenses of the litigation, including reasonable attorneys' fees and costs.

          10.03Preservation   of  Rights.   The  Secured  Party  shall  have  no
               obligation or responsibility to take any steps to enforce or preserve rights against any parties to any Account and such obligation and responsibility shall be those of the Debtor exclusively.

          10.04Successors. The provisions of this Security Agreement shall inure to the benefit of and be binding upon the Secured Party and the Debtor and their respective successors and assigns, provided that the Debtor's obligations hereunder may not be assigned without the written consent of the Secured Party.

          10.05Amendments. No modification, rescission, waiver, release or amendment of any provisions of this Security Agreement shall be effective unless set forth in a written agreement signed by the Debtor and the Secured Party.

          10.06Governing Law. This Security Agreement shall be construed under the internals laws of the Province of Ontario, Canada without reference to conflict of law principles.

          10.07Severability. If any provision of this Security Agreement shall be held invalid or unenforceable under applicable law in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of such provision in any other jurisdiction or the validity or enforceability of any

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other provision of this Security Agreement that can be given effect without such invalid and unenforceable provision.

          10.08Counterparts.  This  Agreement  may be  executed  in two or  more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

         IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  their  duly
authorized representatives to execute and deliver this Security Agreement on the date first written above.

                           LAS VEGAS ENTERTAINMENT NEWWORK, INC.

                           By: /S/ Joseph A. Corazzi

                           NORDIC GAMING CORPORATION

                           By:/S/ Henny Muller






                                      xxv.

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